This form cannot be hand written.

Date: 10/21/2021
Receipt Number: 9148112
Amount Paid: $112.00

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

RECEIVED
OCT 21 2021
Utah Div. of Corp. & Comm. Code

Entity Number: 7204185-0142

EXPEDITE

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Marijuana Company of America, Inc.
2. The date the following amendment(s) was adopted: October 21, 2021
3. If changing the corporation name, the new name of the corporation is: ________
4. The text of each amendment adopted (include attachment if additional space needed):

Article IV

The aggregate number of shares which the corporation shall have the authority to issue is twenty-two billion (22,000,000,000) shares, par value $0.001.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: ________
6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☑ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing) ________ (MM-DD-YYYY *not to exceed 90 days*

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature]

Title: Secretary

Date: 10/21/2021

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.g

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 21ST day of OCT. 20 21
In this office of this Division and hereby issued
This Certificate thereof.

Examiner TMM Date 10/27/2021

[signature]
Leigh Veillette
Division Director

OCT 21 '21 PM1:09

04/19